MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") is entered into among Wellsford Real Properties, Inc. ("WRP"), Wellsford Commercial Properties Trust ("WCPT"), WHWEL Real Estate Limited Partnership ("WHWEL"), WXI/WWG Realty, L.L.C. ("WHITEHALL XI") and W/W Group Holdings, L.L.C. ("HOLDING CO.") this 25th day of October 2000 for the purpose of setting forth the understanding of the parties hereto with respect to (i) certain modifications to be made to the Limited Liability Company Operating Agreement (the "OPERATING AGREEMENT") of Wellsford/Whitehall Group, L.L.C. (the "COMPANY") and (ii) certain additional agreements to be entered into among the parties relating to the Company, its assets and its business and to WCPT and its personnel. All capitalized terms used but not defined herein have the meanings set forth in the Operating Agreement.

1.   Modification of Governance Provisions.

     (a) WCPT Management LLC ("NEW MANAGER") will replace WCPT as the managing member of the Company, and New Manager will assume all of the day-to-day management rights and duties of WCPT. At the closing of the transactions contemplated in this MOU, New Manager will be owned by Whitehall XI, Holding Co., WHWEL, Whitehall Street Real Estate Limited Partnership XIII, Whitehall Parallel Real Estate Limited Partnership XIII (and/or another Whitehall Fund) or their affiliates and Richard Previdi (and possibly other employees) in amounts to be determined by them.

     (b) From and after the effective date of the definitive agreements executed to implement this MOU (the "EFFECTIVE DATE"), the decisions that will require Management Committee's approval are:

          (i) The Major Decisions and Operational Decisions originally set forth in the Operating Agreement, but as such terms are modified as provided on Annex A hereto. (The parties may eliminate the term "Operational Decisions" and include the items on Annex A defined as such within the term "Major Decisions");

          (ii) Material changes to the development plans and construction budget (which plans and budget will be subject to WCPT's approval) for the property known as "Pointview", located in the Township of Wayne, New Jersey ("POINTVIEW"), if such changes cause the construction budget to increase by more than 10%;

                             Exhibit 10.104 Page 1
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          (iii)The incurrence of debt for borrowed money not in compliance  with the Financing Parameters (as defined in Section 2 below);

          (iv) The  sale  of  any  Property  not in  compliance  with  the  Sale
               Parameters (as defined in Section 3 below) other than the following assets: Channel Lumber, Channel Lumber Land (to the extent it is owned by the Company), 250 Elm Street and BF Goodrich (the "RECENTLY ACQUIRED ASSETS"), which will be transferred pursuant to Section 4; and

          (v) The purchase of any new real estate assets except for assets acquired in one or more ss.1031 exchange transactions for any of the Non-Nomura Saracen Assets or the Nomura Saracen Assets (each as described below).

          For purposes of clause (v), New Manager may cause the Company (A) to acquire any one or more assets in a ss.1031 transaction in exchange for the Non-Nomura Saracen Assets as determined by New Manager in its sole discretion, provided that no individual asset acquired in such a ss.1031 transaction may, unless WCPT consents thereto, have disclosed environmental issues that would cost more than $250,000 to remediate per asset (as determined by the Company's environmental consultant) and (B) to acquire Credit Lease Assets as part of a ss.1031 exchange transaction for any of the Nomura Saracen Assets (as defined below in
          Section 5(iii)). The term "CREDIT LEASE ASSETS" means any property or properties to be owned or, if a part of an acquisition of a pool of assets that also includes fee owned properties, ground leased by the Company (or a Subsidiary) that are (I) leased to a tenant or tenants having a credit rating of at least "Baa" by Moody's or "BBB+" by S&P and (II) leveraged by the Company (or such Subsidiary) with financing in an amount equal to at least $140 million in the aggregate (i.e. among all of such properties taken together) or, if greater, 85% of the total purchase price of such properties. The ownership interest of the Company in the Credit Lease Assets may, at the election of New Manager, and provided that a Tax Opinion (as hereinafter defined) is obtained, be distributed to the Company's Members so that each Member owns an undivided tenancy-in-common interest in the Credit Lease
          Assets and held pursuant by such Members pursuant to a tenancy-in-common agreement in substantially the same form as the Operating Agreement with such changes as may be reasonably acceptable to WCPT and the Whitehall Group.

          Except for the foregoing decisions and except for such other matters that expressly require the consent of WCPT as set forth in the definitive agreements implementing this MOU, New Manager will have the authority to act on behalf of the Company without the Management Committee's or WCPT's consent or approval.

                             Exhibit 10.104 Page 2
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2.   Financing  Parameters.  From and after the Effective  Date, New Manager may from time to time cause the Company and its Subsidiaries to enter into financings and refinancings with the approval of the Whitehall Group provided that the Financing Parameters are satisfied. The "FINANCING PARAMETERS" will be as follows:

     (a) such financings are non-recourse to the Company's Members or the parent companies of the Company's Members (except for environmental obligations and such Member's actions on account of matters covered by non-recourse carveouts similar to those in the Fleet Bank financing or similar matters consistent with market practice, provided that unless one or more Whitehall funds actually provides such a guaranty, WRP shall not be required to do so, provided further that any such environmental indemnity shall only be recourse to the Company, WCPT and the Whitehall Group but not to the parent companies of the Company's Members);

     (b) the weighted average interest rate of all financings of the Company and its subsidiaries taken together does not exceed LIBOR plus 400 basis points per annum (calculated quarterly based on the outstanding debt balances of the Company and its Subsidiaries as of the end of each calendar quarter); and

     (c) the total aggregate Indebtedness of the Company and its Subsidiaries will not exceed 70% of the "BORROWING BASE" (calculated quarterly based on the outstanding debt balances of the Company and its Subsidiaries as of the end of each calendar quarter). The term "INDEBTEDNESS" includes any secured or unsecured financings, any senior or mezzanine financings and any preferred equity issued by the Company after the date hereof.

          The Borrowing Base will initially be equal to $700 million, as such amount is allocated among all of the Company's assets as agreed by WCPT and the Whitehall Group in the definitive documentation (the allocated value for each asset is referred to as an "ALLOCATED VALUE"). The Borrowing Base will (x) increase or decrease in connection with a re-financing of any asset by an amount equal to the difference between (1) a lender's appraised value or implied valuation (i.e. based on the gross loan amount divided by the loan-to-value ratio, regardless of whether a third party appraisal is procured) of such asset and (2) the Allocated Value of such asset in effect immediately prior to such refinancing (and the Allocated Value of such refinanced asset will be increased or decreased, as applicable, by a like amount) and (y) be reduced by the Allocated Value of any asset that is sold (as such Allocated Value may be adjusted as provided in the foregoing clause (x)) and by a pro rata portion of the Allocated Value of any asset that is subject to a casualty or condemnation and
          (z) exclude Credit Lease Assets that are financed as described below.

                             Exhibit 10.104 Page 3
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          For the avoidance of doubt, (i) any particular  financing may, without
          WCPT's  approval,  deviate from the Financing  Parameters set forth in
          (b) and (c) above as long as all of the financings, taken together, continue to comply with the Financing Parameters, (ii) WCPT and WRP may be required (and hereby agrees) to provide guarantees to a prospective lender with respect to their fraud, misappropriation, willful misconduct, tortious actions and other matters comparable to those matters for which Fleet Bank has recourse to WRP and/or its Members or similar matters consistent with market practice (provided that unless one or more of the Whitehall funds actually provides such a guarantee, WRP shall not be required to do so), (iii) such financing may be cross-collateralized and cross-defaulted with other assets of the Company or its Subsidiaries within the same or related financings that are contemporaneously closed with each other (including a cross-collateralized facility that allows for additional advances in connection with the financing or re-financing of other assets of the Company or its Subsidiaries) and (iv) New Manager may incur financing, including fixed rate financings, secured by any Credit Lease Asset (as described above) and such financing and assets will not be taken into account in determining compliance with the tests in paragraphs (b) and
          (c) above (it being agreed that New Manager may only incur fixed rate financings in connection with an exchange transaction for Credit Lease Assets). In the event of a refinancing or repayment of debt that is currently allocable to the Saracen Members that could result in a Saracen Debt Reduction Event, New Manager will obtain a "Tax Opinion" (as defined in Section 3(a)(ii) below).

3. Sale of Assets. (a) From and after the Effective Date, in lieu of the existing provisions of Section 8.2 of the Operating Agreement (which will be deleted), New Manager may from time to time cause the Company and its Subsidiaries to enter into sales of the Company's assets (or the Company itself or any or all of its Subsidiaries) with the approval of the Whitehall Group and without the approval of WCPT; provided that:

          (i) the Whitehall Group will give WCPT a 30-day prior notice of any such sale for informational purposes only (with no obligation to sell such asset to WCPT), which notice shall set forth the projected or anticipated terms and conditions thereof and, if available, any sales memorandum and analyses with respect to such sale;

          (ii) if the Whitehall Group decides to sell any of the assets listed on Schedule B hereto (the "NON-NOMURA SARACEN ASSETS"), it may do so without the consent of WCPT only in a ss.1031 exchange transaction (it being agreed that WCPT has pre-approved a ss.1031 exchange transaction with respect to such Non-Nomura Saracen Assets) and any liability pursuant to Section 8.2A for such transaction or any future ss.1031 exchange transaction that New

                             Exhibit 10.104 Page 4
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               Manager is permitted  to complete  shall be borne by the Company, provided that New Manager obtains either (A) an opinion of Pre Approved Counsel (defined to mean such law firm as the New Manager may engage without the consent of WCPT) or another firm approved by WCPT addressed to the Company to the effect that such transaction "should" not result in a liability under the tax indemnification in favor of Saracen under Section 8.2A of the Operating Agreement (such tax opinion is referred to as a "TAX OPINION") or (B) a waiver by Saracen of such tax indemnification;

          (iii)if the Whitehall Group decides to sell any of the assets listed on Schedule C hereto (the "NOMURA SARACEN ASSETS"), it may do so without the consent of WCPT (A) in a ss.1031 exchange transaction as described above for Credit Lease Assets, provided that New Manager obtains either (I) a Tax Opinion or (II) a waiver by Saracen of such tax indemnification or (B) for OP units issued by a pre-approved list of public companies (the "APPROVED PUBLIC COMPANIES"), provided that such OP units may have "lock-up" restrictions prohibiting their transfer for 6 months or less and will, after such "lock-up", be convertible for or exchangeable into registered common stock or common stock entitled to registration rights reasonably deemed acceptable by New Manager (units issued by such companies and having such terms are referred to as "Qualified OP Units");

          (iv) if the Whitehall Group decides to sell any of the assets other than the Non-Nomura Saracen Assets and the Nomura Saracen Assets (the "OTHER ASSETS"), it may do so without the consent of WCPT for (A) cash consideration or (B) Qualified OP Units so long as the total value of the OP units received in all such transactions consummated under this clause (iv) is less than $50 million; and

          (v) if the Whitehall Group decides to cause the Company to be party to a merger, consolidation or similar business combination, it may do so without the consent of WCPT for (x) cash consideration or (y) a combination of cash and Qualified OP Units with any of the Approved Public Companies so long as the total value of the OP units received in such a transaction consummated pursuant to this clause (v) plus the total value of the OP units received in a transaction consummated pursuant to the preceding clause (iv) is less than $50 million (a transaction in this clause (v), an "EXTRAORDINARY TRANSACTION").

          The foregoing restrictions in clauses (ii) through (v) are referred to herein as the "SALES PARAMETERS". In no event may the Company sell the Company's assets to

                             Exhibit 10.104 Page 5
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          any affiliate of the Whitehall Group without the consent of WCPT other than any of the Recently Acquired Assets (as described in Section 4 below). If a Tax Opinion is to be obtained by New Manager pursuant to clauses (ii) or (iii) above, New Manager shall deliver to WCPT a copy of a draft of such Tax Opinion at least 5 Business Days prior to the closing of such sale (but such opinion shall not be subject to WCPT's review or approval).

          (b) In  connection  with an  Extraordinary  Transaction  described  in
          Section 3(v) (including a sale of all or substantially all of the Company Assets in a single transaction), the Whitehall Group agrees that it will not execute a confidentiality agreement without WCPT's consent (such consent will not to be unreasonably withheld, conditioned or delayed and, in any event, such consent shall be deemed given if it is not granted or denied within 3 business days of delivery by the Whitehall Group of written notice thereof and copy of such agreement). The parties agree that it will not be considered unreasonable for WRP to request a "standstill" provision in such confidentiality agreement in appropriate circumstances.

4. Recently Acquired Assets. The Whitehall Group will cause the Company to sell to an entity affiliated with the Whitehall Group the Recently Acquired Assets for a purchase price equal to the Company's all-in acquisition cost of such Recently Acquired Asset plus a return on the invested equity equal to LIBOR plus 400 basis points from the date of acquisition. The foregoing obligation of the Whitehall Group is subject to the final approval of the investment committee of each applicable Whitehall fund.

5. Employees. (a) As of the Effective Date, all employees of WCPT will be terminated and hired by New Manager on substantially the same terms (i.e. salary and benefits) as provided by WCPT. New Manager will obtain severance waivers from each such employee. New Manager will not assume liabilities for claims that relate to or arise from the period prior to the Effective Date, including contractual or other claims arising from illegal or tortious actions taken (or failed to be taken) or allegedly taken (or failed to be taken) by WCPT, WRP or the agents or employees of either of them or as a result of breach of contract by WCPT. Each of the employee's time of service with WCPT shall be counted towards any qualifying periods under any benefit programs adopted by New Manager, and each employee will be either compensated by the Company for any unused accrued vacation days or permitted to use such accrued vacation days prior to the Effective Date, in each case in accordance with the Company's current policies.

     (b) New Manager will allow Richard Previdi to retain a part-time position at WRP (for which WRP shall separately compensate Mr. Previdi), provided that such responsibilities do not interfere with Mr. Previdi's responsibilities to New Manager (it being understood that any obligation undertaken by Mr. Previdi to

                             Exhibit 10.104 Page 6
     attend periodic meetings of the board of directors of WRP will not be deemed to interfere with his responsibilities to New Manager). In the event Mr. Previdi is unable to attend a meeting of the board of directors of WRP for the purpose of discussing the Company's business, New Manager will send another senior employee of New Manager to attend such meeting in lieu of Mr. Previdi, provided that New Manager will not be responsible in the event such person cannot attend such meetings because of any circumstances that are beyond New Manager's control.

     (c) Except as permitted in this Section 2, WCPT and/or WRP will not be permitted to employ or solicit the employment or consulting services of any individual employed by New Manager, and New Manager and the Whitehall Group will not be permitted to employ or solicit the employment or consulting services of any individual employed by WRP, except after the expiration of 6 months following the termination for any reason of such individual's employment by WCPT or New Manager or WRP (as the case may be, provided that such individual was not solicited by WRP, WCPT or New Manager (as the case may be) during such individual's employment). The provisions of this
     Section 5(c) will terminate on January 1, 2007.

     (d) Mario Mazzella will remain an employee of WRP but will work 50% of his time for New Manager and 50% of his time for WRP, and each of them will share the cost of his compensation and benefits, on a 50/50 basis; provided that New Manager will have the right to terminate his services to it upon 60 days' prior notice to WRP. New Manager and WRP will determine a schedule that will permit Mr. Mazzella to be available 2 days per week in any of New Manager's offices.

     (e) The Company will pay the remaining balance of the Administration Fee for the calendar year 2000. The Company will be responsible for the payment of all bonuses for the calendar year 2000 in the amounts agreed by WCPT and the Whitehall Group, to be allocated among the existing employees as determined by New Manager in its sole discretion, subject to contractual commitments.

6. Existing Advances by WRP. As of the date hereof, the Company has outstanding unsecured advances made by WRP (the "WRP ADVANCES"). The WRP Advances will be repaid on December 31, 2000.

     7. Distributions. Except for the proceeds of assets sold in ss.1031 transactions as described in Sections 1 and 3 above, New Manager will cause the Company to distribute all Available Cash derived from Capital Proceeds (as defined in the Operating Agreement) within 45 days of such event; provided that the amounts distributed will be net of reserves withheld for
     (1) working capital in accordance with Section 3.4.A.(g) of the Operating Agreement; (2) potential claims from a purchaser for breach of representations and warranties and any other liabilities

                             Exhibit 10.104 Page 7
     under a purchase and sale agreement (as such reserves or potential liabilities are determined in the Whitehall Group's reasonable discretion) after the sale of such asset (provided that no such reserve shall exceed 5% of the purchase price or be withheld for more than 18 months following the closing of such sale, even though the dollar limit on and duration of the Company's (or Subsidiary's) liability under any sales agreement may exceed such amounts if New Manager and the Whitehall Group so determine); and (3) any debt of the Company or any of its Subsidiaries that matures within 120 days after the sale of such asset.

     WCPT will be solely responsible for monitoring and maintaining compliance with its REIT qualification requirements and will notify New Manager, no later than 30 days prior to the relevant distribution date, of the amount of net taxable income distributions WCPT will be required to receive in order to remain qualified as a REIT (with a computation showing the basis for such amount) and New Manager will, subject to the terms of the loan documentation to which the Company or its Subsidiaries are a party, cause the Company to distribute cash to satisfy such distribution requirement. In the event the Company is required to distribute net taxable income realized in the last 15 days of a calendar year pursuant to the terms of the preceding sentence, the New Manager will cause the Company to distribute cash to satisfy such distribution requirement by January 31 of the following calendar year. Notwithstanding the foregoing, no distributions will be made to the extent doing so would violate any loan documents to which the Company or its Subsidiaries are bound. Any liability of New Manager for wrongful or illegal distributions (e.g., because the Company was or became insolvent upon the distribution or because the Company did not adequately reserve for liabilities) will be borne by the Whitehall Group and WCPT pro rata in accordance with their relative Percentage Interests. Notwithstanding the foregoing, Saracen shall not be relieved of any liability it would have to return such distributions that Saracen would otherwise be required to return in accordance with the Limited Liability Company Act of the State of Delaware.

     The definitive agreement will include the mechanism for WCPT's notification to New Manager of the amount of net taxable income distributions to be made pursuant to the foregoing.

8. Revisions to the Promote. Under Section 7.1(q) of the Operating Agreement, WCPT is required to distribute 50% of the distributions received by it to certain designated employees of WCPT (the "FIRST EMPLOYEE PROMOTE") in respect of distributions received pursuant to Sections 7.1(c)(iii)(y), 7.1(c)(iv)(y), 7.1(f)(iii)(y) and 7.1(f)(iv)(y) of the Operating Agreement (the "OLD MONEY PROMOTE") and 55% of the distributions received by it to certain designated employees of WCPT (the "SECOND EMPLOYEE PROMOTE") in respect of distributions received pursuant to Sections 7.1(d)(iii)(y), 7.1(d)(iv)(y), 7.1(e)(iii)(y), 7.1(e)(iv)(y), 7.1(g)(iii)(y),
     7.1(g)(iv)(y),  7.1(h)(iii)(y) and

                             Exhibit 10.104 Page 8
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     7.1(h)(iv)(y) of the Operating  Agreement (the "NEW MONEY PROMOTE").  After
     the Effective Date, the foregoing amounts will be distributed as follows:

     (a) WRP will retain 50% of the Old Money Promote and 45% of the New Money Promote;

     (b) With respect to the First Employee Promote, 15% of such amount (i.e. 7.5% of the total Old Money Promote) will be retained by designees of WRP;

     (c) With respect to the Second Employee Promote, 15% of such amount (i.e. 8.25% of the total New Money Promote) will be retained by designees of WRP;

     (d) The remaining First Employee Promote (i.e. 42.5% of the Old Money Promote) will be allocated to employees of New Manager or to New Manager itself, in each case as determined in whole or in part, by the Whitehall Group in its sole and absolute discretion; and

     (e) The remaining Second Employee Promote (i.e. 46.75% of the New Money Promote) will be allocated to employees of New Manager or to New Manager itself, in each case as determined in whole or in part, by the Whitehall Group in its sole and absolute discretion.

     In the event that the Company's loan documents are replaced, waived or modified so as to permit a transfer of the remaining First Employee Promote and the remaining Second Employee Promote to New Manager, then WCPT shall effectuate such transfer and will execute, acknowledge and deliver any instruments or documents necessary to evidence the transfer of such portion of the First Employee Promote and the Second Employee Promote as specified above.

9. Capital Calls. (a) The Whitehall Group and WCPT will remain responsible for funding their remaining Capital Commitment (it being agreed that the current deadline of December 31, 2000 for capital calls will be extended until December 31, 2001 (the "DEADLINE") and New Manager shall have the right without any further approval to make capital calls for such amounts). The Deemed Value Per Membership Unit as of the date hereof will be $18 less the amount equal to the quotient of the amount of any Capital Proceeds distributed prior to the Deadline divided by the number of outstanding common membership units at the time of such distribution (it being agreed that any distributions to WCPT or the Whitehall Group resulting from the Whitehall Group's purchase of any Recently Acquired Asset will not reduce the then Deemed Value Per Membership Unit, and will increase the Capital Commitments of each party so that such distributed amount is available for capital calls made prior to the Deadline). Amounts to be funded by the Whitehall Group will be allocated among the members of the Whitehall Group

                             Exhibit 10.104 Page 9
     as they determine. The outstanding Capital Commitments of the Whitehall Group and WCPT will be increased by the amount of any distributions they receive in connection with any sale of the Recently Acquired Assets to an entity affiliated with the Whitehall Group (as set forth in Section 4).

     (b) After the Capital Commitments are fully funded or expire, the Whitehall Group and WCPT will at the request of New Manager fund or cause to be funded on a "revolving" basis up to $10 million for Necessary Expenditures (i.e. amounts funded under this provision may be returned and redrawn again later). Such amounts will be funded 60% by Whitehall and 40% by WCPT and will be callable prior to December 31, 2003. Fundings of the $10 million for Necessary Expenditures will be contributed as either debt or preferred equity and will accrue interest or dividends at the rate of LIBOR plus 500 basis points per annum. Such debt or preferred equity will be (A) senior in priority to the Membership Units and will be paid prior to any distributions made on the account of the Membership Units and (B) junior in priority to the Series A Preferred Membership Units and any payments made in respect of the such debt or preferred equity will be subordinate to any payments due in respect of the Series A Preferred Membership Units.

10. Buy-Sell. (a) In the event WCPT's approval is sought pursuant to Section 1(b)(i) above and is denied, the Whitehall Group will have the right to exercise a buy-sell with respect to Pointview such that either WCPT or the Whitehall Group will purchase Pointview pursuant to the following terms:

          (i) The Whitehall Group may trigger a Pointview Buy-Sell by delivering to WCPT a notice (the "POINTVIEW BUY-SELL NOTICE") that specifies the price the Whitehall Group is willing (1) to buy Pointview from the Company or (2) to cause the Company to sell Pointview to WCPT. Such Pointview Buy-Sell Notice shall contain both an irrevocable offer by the Whitehall Group to buy Pointview for a price (the "POINTVIEW OFFER Price") equal to the price specified in the Pointview Buy-Sell Notice (the "POINTVIEW OFFER TO BUY") and an offer to cause the Company to sell
               Pointview to WCPT at the Offer Price (the "POINTVIEW OFFER TO SELL"). Within 45 days after receipt of a Pointview Buy-Sell Notice, WCPT shall deliver to the Whitehall Group an irrevocable binding notice (the "POINTVIEW ELECTION NOTICE") specifying whether it elects to accept the Whitehall Group's Pointview Offer to Buy or Pointview Offer to Sell. If within such 45-day period, WCPT shall not have delivered an Election Notice, then WCPT shall be conclusively deemed to have irrevocably accepted the Whitehall Group's Pointview Offer to Buy.

          (ii) If WCPT accepts (or is deemed to have accepted) the Whitehall Group's Offer to Buy, the Whitehall Group (or its designee) will make a deposit to the Company in the amount equal to 10% of the Pointview

                             Exhibit 10.104 Page 10

               Offer Price, which deposit shall be non-refundable except in the event of a default by the Company or WCPT. If WCPT accepts the Whitehall Group's Pointview Offer to Sell, WCPT will make a deposit to the Company in the amount equal to 10% of the Pointview Offer Price, which deposit shall be non-refundable except in the event of a default by the Company or the Whitehall Group. If WCPT elects to buy Pointview it may designate another entity to buy Pointview.

          (iii)Closing of the Pointview Buy-Sell will occur within 90 (or if the Offer Price exceeds $25 million, 180) days after the Pointview Election Notice is delivered or an election is deemed made, with time being of the essence. In the event the Company (or WCPT, in the event the Pointview Offer to Buy is accepted, or the Whitehall Group, in the event the Pointview Offer to Sell is accepted) defaults in its obligation to sell (or to cause the Company to sell) Pointview, the non-defaulting party will be entitled to the return of the deposit or to seek specific performance. If the party obligated to buy (the "BUYING PARTY") Pointview defaults in its obligation, the non-defaulting party (WCPT, in the event the Pointview Offer to Buy is accepted, or the Whitehall Group, in the event the Pointview Offer to Sell is accepted) will be entitled, at its election, to retain the deposit for the Company's account as liquidated damages (but the defaulting party shall not share in the same) or apply the deposit towards the Pointview Offer Price and complete the purchase of Pointview for the non-defaulting party's account. In the event the Whitehall Group defaults in its obligation either to cause the Company to sell Pointview (if the Pointview Offer to Sell is accepted) or buy Pointview (if the Pointview Offer to Buy is accepted), it will lose all further right to trigger a buy-sell with respect to Pointview and WCPT will have the right to exercise all such rights granted to the Whitehall Group under this Section 10(a)(i) (and in such event the Whitehall Group will have the same rights as WCPT hereunder).

          (iv) In connection with the foregoing purchase and sale, no representations will be made by the Company. The following costs and expenses will be allocated as follows: (i) the Company will be responsible for its own attorneys' fees and expenses and the Buying Party will be responsible for its own attorneys' fees and expenses; and (ii) the Company will be responsible for the payment of any transfer taxes in connection with the sale of Pointview and (iii) the Company will bear any consent or similar fees or expenses.

          (v) In the event WCPT or its controlled affiliate acquires Pointview pursuant to the buy-sell, New Manager will, at the request of WCPT or such controlled affiliate, agree to act as asset manager of Pointview for a fee of 1% per annum of the Offer Price and to act as leasing agent,

                             Exhibit 10.104 Page 11
               development manager or construction manager (the "DEVELOPMENT SERVICES") at such fees set forth on Schedule 1 for a period of not more than 3 years after the Effective Date (it being understood that New Manager will not be required to act as an asset manager unless it is also engaged to provide Development Services and vice versa).

     (b) Except as provided in clause (c) below, each of the Whitehall Group and WCPT (each a "TRIGGERING PARTY") will each have the right to trigger a "GLOBAL BUY-SELL" after December 31, 2003 upon the following terms:

          (i) A Triggering Party may trigger a Global Buy-Sell by delivering to the other party (the "NON-TRIGGERING PARTY") a notice (the "GLOBAL BUY-SELL NOTICE") that specifies the price per membership unit of the Company (the "UNIT PRICE") such Triggering Party is willing (1) to pay for the entire interest of the Non-Triggering Party in the Company (the "NON-TRIGGERING PARTY INTEREST") or (2) to sell to the Non-Triggering Party the entire interest of the Triggering Party in the Company (the "TRIGGERING PARTY Interest"). Such Global Buy-Sell Notice shall contain both an irrevocable offer by the Triggering Party to buy the Non-Triggering Party Interest for a price equal to the product of the Unit Price and the number of Membership Units owned by the Non-Triggering Party (the "GLOBAL OFFER TO BUY") and an offer to sell the Triggering Party Interest for a price equal to the product of the Unit Price and the number of Membership Units owned by the Triggering Party (the "GLOBAL OFFER TO SELL") . Within 45 days after receipt of a Global Buy-Sell Notice, the Non-Triggering Party shall deliver to the Triggering Party an irrevocable binding notice (the "GLOBAL ELECTION NOTICE") specifying whether it elects to accept the Trigger Party's Global Offer to Buy or Global Offer to Sell. If within such 45-day period, the Non-Triggering Party shall not have delivered a Global Election Notice, then the Non-Triggering Party shall be conclusively deemed to have accepted the Triggering Party's Global Offer to Buy.

          (ii) If the Non-Triggering Party accepts (or is deemed to have accepted) the Triggering Party's Global Offer to Buy, the Triggering Party will make a deposit in the amount equal to 10% of the product of (x) the number of Membership Units owned by the Non-Triggering Party multiplied by (y) the Unit Price; provided that in the event the Company Value (i.e., the sum of (I) the product of (A) the total number of outstanding Membership Units multiplied by (B) the Unit Price, plus (II) all debt and preferred equity of the Company) is greater than $250 million, the deposit shall be in the amount equal to 7.5% of the product of (x) the number of Membership Units owned by the Non-Triggering Party multiplied by (y) the Unit Price.

                             Exhibit 10.104 Page 12

               If the Non-Triggering Party accepts the Triggering Party's Global Offer to Sell, the Non-Triggering Party will make a deposit in the amount equal to 10% of the product of (x) the number of Membership Units owned by the Triggering Party multiplied by (y) the Unit Price; provided that in the event the Company Value (i.e., the sum of (I) the product of (A) the total number of outstanding Membership Units multiplied by (B) the Unit Price, plus (II) all debt and preferred equity of the Company) is greater than $250 million, the deposit shall be in the amount equal to 7.5% of the product of (x) the number of Membership Units owned by the Triggering Party multiplied by (y) the Unit Price.

          (iii)Closing of the Global Buy-Sell will occur within 180 days after the Global Election Notice is delivered or an election is deemed made, with time being of the essence after the Global Election Notice is delivered or an election is deemed made, with time being of the essence. In the event a party obligated to sell (the "SELLING PARTY") its interest in the Company defaults in its obligation, the non-defaulting party will be entitled to the return of the deposit or to seek specific performance. If the party obligated to buy (the "BUYING PARTY") the other party's interest in the Company defaults in its obligation, the non-defaulting party will be entitled to retain the deposit for its own account as liquidated damages. In addition, the defaulting party will forfeit all further rights to trigger a Global Buy-Sell and the non-defaulting party will have the right, from time to time and at any time, to trigger the Global Buy-Sell.

          (iv) In connection with the foregoing purchase and sale, the Selling Party will represent, in addition to customary representations as to due authorization, execution and delivery and enforceability of the transfer documents that it owns the entire Interest being sold and that it is transferring such Interest in the Company free and clear of all liens and encumbrances. The Selling Party will not be liable for any claims arising from or in connection with such transferred interests after the closing date of such purchase and sale (the "POST-CLOSING CLAIMS"), arising prior to closing, except for claims that result from or are on account of tortious actions of the Selling Party and the Buying Party shall either obtain a release of the Selling Party from, or indemnify the Selling Party against, the Post-Closing Claims. The following costs and expenses will be allocated as follows: (i) each party will be responsible for its own attorneys' fees and expenses;
               (ii) the Selling Party will be responsible for the payment of any transfer taxes in connection with the sale of such party's Interest; and (iii) the Buying Party will bear any consent or similar fees or expenses.

          (v)  In the  event  that at the  time  of the  Closing  of the  Global
               Buy-Sell the Company owns Development Assets (which will be defined as any property as to which more than $1 million of the budgeted tenant

                             Exhibit 10.104 Page 13
               improvement, base building or renovation work remains to be completed), then the New Manager will, at the request of WCPT or its controlled affiliate if it is the Buying Party, agree to act as asset manager for such properties for a fee of 1% per annum of the costs of such Development Assets and to provide such Development Services at 90% of the market rates set forth on
               Schedule 1 for a period of up to 1 year. The provisions of this clause shall not apply in the event WCPT designates a third party to be the Buying Partying and such entity is not affiliated with and controlled by WCPT.

     (c) Notwithstanding the foregoing, in the event that on the date of the delivery of a Global Buy-Sell notice the Company and its Subsidiaries do not own any properties the sale of which would trigger the tax indemnification obligation of the Company in favor of Saracen under Section 8.2A of the Operating Agreement, then the foregoing Global Buy-Sell mechanism will apply mutatis mutandis (on the same basis as for the Pointview property) with respect to all of the assets of the Company instead of the Triggering Party's and Non-Triggering Party's interest in the Company; provided that the Closing of the such Buy-Sell will occur within 90 (or if the total purchase price of all the assets (debt plus equity) (the "TOTAL PURCHASE PRICE") would exceed $250 million, 120) days after the Global Election Notice is delivered or an election is deemed made, with time being of the essence. The Global Buy-Sell under this clause
     (c) will be for all (and not less than all) of the Company's Properties. In case of a buy-sell pursuant to this Section 9(c), the Buying Party will be required to make a deposit to the Company in the amount equal to 5% of the Total Purchase Price.

     (d) In  connection  with any of the  buy-sells  triggered  pursuant to this
     Section 9, neither party will make any representations to the other, except only for those representations set forth in Section 10(b)(iv).

     11. New Manager Fee. (a) Initially, New Manager will earn an annual asset management fee equal to 0.93% per annum of $700 million (the "BASE VALUE") (such amount to be reduced 6 months after an asset is sold by the Allocated Value of such asset and increased by the acquisition price for any assets (other than Credit Lease Assets) acquired by the Company (it being understood that such increase shall take effect upon the acquisition of any asset other than an asset acquired in a ss.1031 transaction and, with respect to an asset acquired in a ss.1031 transaction, shall take effect six months after the acquisition of such asset) payable monthly in arrears. Each month, the fee will be equal to 1/12 of 0.93% of the Base Value as of the date which is 180 days before such month. This fee will be in exchange for the services rendered by New Manger under the Operating Agreement, which services will not include construction management and leasing supervision ("ADDITIONAL SERVICES"). The Company will pay New Manager additional fees for Additional Services at 90% of market rates (with leasing overrides to be scheduled for each market in which the Company owns assets).

                             Exhibit 10.104 Page 14

     As of January 1, 2001, the Administration Fee payable to WRP will be terminated. The Base Value will be increased, with respect to each Credit Lease Asset acquired by the Company, by an amount equal to the equity value of such Credit Lease Asset (to be defined as the excess of the acquisition price of such Credit Lease Asset over the amount of financing secured by such Credit Lease Asset). In the event the Company acquires one or more Credit Lease Assets, New Manager will, in its sole discretion, have the right to commence a bidding process in which each of New Manager and WCPT will seek a bid from one manager on a list of pre approved third party managers who will be responsible for all asset management services, tax services and accounting services (the scope of such services to be reasonably approved by WCPT and New Manager before the commencement of the bidding process) with respect to such Credit Lease Assets. After the receipt by the Company of complying bids in response to such invitations to bid, New Manager will, in its sole discretion, have the option of managing such Credit Lease Assets for a fee equal to the more competitive bid submitted in the bidding process or awarding the management of such Credit Lease Assets to the more competitive bidder. In the event New Manager elects to award the management of such Credit Lease Assets to the more competitive bidder, New Manager shall have no further reporting, tax, accounting, information or other obligations to WRP or WCPT with respect to such Credit Lease Assets (other than, for so long as the Company owns such Credit Lease Assets, the consolidation of the financial results of such Credit Lease Assets in the financial statements of the Company).

     (b) New Manager will be required to deliver such reports and financial statements in the same form as currently provided (the "REPORTS") on a monthly basis within 20 days after such calendar month. In the event New Manager fails to deliver the Reports on or before the 25th day after a month-end or a quarter-end or the 60th day after a year-end (each such date, a "REPORTING DEADLINE"), New Manager will be assessed the following penalties: (1) $10,000 if New Manager fails to deliver the Reports after the Reporting Deadline for any month-end (other than a quarter-end month and year-end), (2) $100,000 if the New Manager fails to deliver any Reports necessary for WRP to file its Form 10-Q or Form 10-K after the Reporting Deadline for any quarter-end month or year-end and such penalty will be increased to $250,000 (instead of $100,000) if New Manager fails to deliver any Reports on or before the 5th day after such applicable Reporting Deadline; provided that no penalty shall be assessed in the event that, with respect to an annual report, the New Manager delivers such annual report within 60 days after the end of the fiscal year to which such annual report relates and delivers the monthly Reports for the first two months of the succeeding fiscal year within 80 days of the beginning of such fiscal year (and in such event all penalties for January and February shall be refunded). If the New Manager fails to meet two or more Reporting Deadlines, then WCPT may take over responsibility for supervising the Company's financial reporting (which will continue to be performed by New Manager's accounting staff), in which event WCPT will be

                             Exhibit 10.104 Page 15
     paid an annual fee of $600,000 (payable in monthly installments of $50,000) in consideration of supervising such reporting to the Company's Members. If WCPT takes over such responsibility, there will be no further penalties assessed on New Manager for late reports. If New Manager provides a quarterly report and financial statements to WCPT within 25 days after the end of the calendar quarter, then any penalties for late monthly reports and financial statements for such quarter shall be refunded and no penalty shall be assessed in respect of such quarterly report. WCPT will be responsible for the year-end audit and financial statement reporting for the year ended December 31, 2000.

     (c) At least 4 calendar days before any penalty would otherwise be imposed on New Manager pursuant to the foregoing provision, WCPT shall provide notice to the President and General Counsel of New Manager identifying the Report that is overdue and that a penalty will be assessed, and no penalties will be payable until not earlier than the 4 th day after such notice is provided.

     (d) Upon reasonable request by WCPT, New Manager will make available to WCPT (and Ernst & Young for its quarterly review of the financial statements of WRP) financial and other data and personnel of New Manager during reasonable business hours, provided that such requests by WCPT will not impose any significant cost on the Company and New Manager. In connection with the exercise of any buy/sell, WCPT will be given access to the Properties to conduct a customary real estate due diligence investigation and will indemnify and hold harmless the Company and the Whitehall Group for any loss or harm caused by or arising from such investigation or inspection. In addition, consistent with past practice, WRP will be provided with financial information and analyses reasonably requested by WRP for its board meetings.

     (e) WCPT will be provided with a quarterly report showing amounts of leasing, development and construction fees payable to New Manager or its affiliates by the Company and the calculations thereof.

12. WRP Fees. In consideration of the modifications described herein, WRP will be paid a one-time fee equal to 0.25% of the gross sales price for any asset of the Company that is either sold or exchanged. WRP will be paid a one time acquisition fee (the "NEW ASSET FEE") equal to 0.6% of the purchase price of each new asset with respect to which substantially all of the acquisition, due diligence and underwriting work is performed by employees of New Manager or New Manager acts as leasing agent, development manager or asset manager for such asset after the acquisition of such asset, provided that no New Asset Fee shall be payable in respect of any asset which the Whitehall Group or its affiliates owned on or before the Effective Date (the "NEW VENTURE ASSETS"); provided that (1) 50% of the New Asset Fee for any New Venture Asset will be paid upon closing of the acquisition and the other 50% will be subordinated to a 15% internal rate of return on the capital invested in such New Venture Asset, (2) the New Asset Fee

                             Exhibit 10.104 Page 16
     will be payable to WRP only in respect of the first $400 million of New Venture Assets and only upon the closing of the purchase of such assets, and (3) in no event will the New Asset Fee exceed $2.4 million in the aggregate. For clarification, no fees will be paid on the acquisition or sale of the Recently Acquired Assets or the assets acquired by the Company in any ss.1031 exchange transaction or the sale of any replacement assets as a result of an ss.1031 exchange transaction. None of the foregoing fees will be paid by the Company. New Manger will provide WCPT with prompt notice of any transaction that would give rise to the payment of any New Asset Fee.

13. The Warrants. The Whitehall Group will deliver its warrant certificates to WRP, and the Warrant Agreements, the Registration Rights Agreement and any other side letter agreement with respect to any rights to purchase common stock of WRP will be terminated by the applicable parties thereto.

14. Exclusivity Provisions. The Whitehall Group will agree not to enforce, either individually or on behalf of the Company, any exclusivity provisions in the Operating Agreement which the Whitehall Group has the authority to enforce. Subject to the preceding sentence, upon reasonable request by WRP and/or WCPT and their affiliates, the Whitehall Group will acknowledge the foregoing covenant to any third party entering into a transaction with WRP and/or WCPT.

15. Leases to be Assumed. New Manager will assume all of the obligations of WCPT under all space, personal property and equipment leases to which WCPT is a party to the extent such leases were entered into for the benefit of the Company.

16.  Miscellaneous.

     (a) No party will make any public statements or disclosures with respect to the transactions contemplated by this MOU without the consulting the other; provided that no such consultation shall be required for statements or disclosures made in order to comply with any applicable law, rule or regulation.

     (b) WRP shall have all exclusive rights to the use of the "Wellsford" name, and the name of the Company or any Subsidiary thereof will not include "WRP" or any other derivative of the "Wellsford" name (but may include "WCPT"). The name "Wellsford" will be removed from all signage and other materials within 120 days after the Closing Date.

     (c) Supplementing the existing provisions of the Operating Agreement, the Company may, in the sole discretion of the Whitehall Group, retain Goldman, Sachs & Co. in respect of debt financing transactions for fees not greater than 1% of gross proceeds for financings up to $150 million and 0.75% of the gross proceeds for financings in excess of $150 million.

                             Exhibit 10.104 Page 17

     (d) It is currently the intent of the parties to have a simultaneous signing and closing of the transactions contemplated hereunder.

                             Exhibit 10.104 Page 18

     This MOU is not binding on the parties and is subject to the execution and delivery of final legal documentation acceptable to the parties and their counsel incorporating, without limitation, the terms set forth in this MOU and other terms satisfactory to the parties. The parties understand and agree that this MOU does not include all of the terms and conditions that will be included in the final legal documentation.

     This MOU is governed by and shall be construed in accordance with the law of the State of New York applicable to contracts made and performed in that State.

     The parties hereto acknowledge their agreement to the foregoing by signing the spaces provided below.

              WELLSFORD REAL PROPERTIES, INC.

                            By:     /s/ Edward Lowenthal
                                    ----------------------------
                                    Name: Edward Lowenthal
                                    Title: President


              WELLSFORD COMMERCIAL PROPERTIES TRUST

                            By:     /s/ Edward Lowenthal
                                    ----------------------------
                                    Name: Edward Lowenthal
                                    Title: President


              WHWEL REAL ESTATE LIMITED PARTNERSHIP

                            By:     WHATR Gen-Par, Inc., General Partner

                            By:     /s/ Ronald L. Bernstein
                                    ----------------------------
                                    Name: Ronald L. Bernstein
                                    Title: Vice President

                             Exhibit 10.104 Page 19

              WXI/WWG REALTY, L.L.C.

                            By:     /s/ Ronald L. Bernstein
                                    ----------------------------
                                    Name: Ronald L. Bernstein
                                    Title: Vice President


              W/W GROUP HOLDINGS, L.L.C.

                            By:     /s/ Ronald L. Bernstein
                                    ----------------------------
                                    Name: Ronald L. Bernstein
                                    Title: Vice President

                             Exhibit 10.104 Page 20

                                     ANNEX A

     The definitions of Major Decisions and Operational Decisions will be modified as follows (it being understood and agreed that, in the amended agreement, the vote required to approve a Major Decision will be the same as the vote required to approve an Operational Decision):

                  The "Major Decisions" are:

          (a) altering the nature of the business of the Company or its Subsidiaries from the businesses permitted by Section 2.4 [NO CHANGE FROM EXISTING AGREEMENT];

          (b) taking any action in contravention of, amending, modifying or waiving, the provisions of this Agreement or the Certificate of Formation, or taking any action in contravention of, amending, modifying or waiving the provisions of any Organizational Documents for any Subsidiary [NO CHANGE FROM EXISTING AGREEMENT];

          (c) making a capital call in excess of the remaining Capital Commitment except as provided in the provisions of agreements that will reflect the Memorandum of Understanding [CHANGED FROM EXISTING AGREEMENT];

          (d) instituting proceedings to adjudicate the Company or any Subsidiary a bankrupt, or consent to the filing of a bankruptcy proceeding against the Company or any Subsidiary, or file a petition or answer or consent seeking reorganization of the Company or any Subsidiary under the Federal Bankruptcy Act or any other similar applicable federal or state law, or consent to the filing of any such petition against the Company or any Subsidiary, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Subsidiary or of its property, or make an assignment for the benefit of creditors of the Company or any Subsidiary, or admit the Company's or any Subsidiary's inability to pay its debts generally as they become due;[NO CHANGE FROM EXISTING AGREEMENT]

          (e) extending the term of the Company or any of its Subsidiaries beyond December 31, 2045;[NO CHANGE FROM EXISTING AGREEMENT]

          (f) approving any Annual Capital Budget, Annual Operating Budget or Business Plan or modifying (or deviating from) any of the foregoing except to the extent the Manager is so permitted by this Section 3.4) [NO CHANGE FROM EXISTING AGREEMENT];

          (g) establishing any reserve for the Company in excess of $1 million (less any reserves held by the Company's Subsidiaries other than Property-level reserves) or establishing any Property-level reserves in excess of 0.5% of the book value of the applicable Property (before depreciation)[;PROVIDED THAT, IN CONNECTION WITH A SALE, THE WHITEHALL GROUP MAY ESTABLISH RESERVES IN ACCORDANCE WITH THE MEMORANDUM OF UNDERSTANDING];

                             Exhibit 10.104 Page 21

          (h) selecting or varying depreciation and accounting methods which would have a material effect on the income, loss, gain or deduction of the Company or any of its Subsidiaries [OTHER THAN ANY SUCH CHANGES THAT ARE REQUIRED BY GAAP AS DETERMINED BY E&Y IN ITS REASONABLE OPINION] and making any other decisions or elections with respect to federal, state, local or foreign tax matters or other financial purposes;

          (i) except as the Managing Members are each permitted by Section 8.2 hereof [OR BY THE PROVISIONS OF THE AGREEMENT THAT WILL REFLECT THE MEMORANDUM OF UNDERSTANDING], directly or indirectly selling, transferring, assigning, hypothecating, pledging or otherwise disposing of all or any portion of any Property or any Subsidiary or any interest in any of the foregoing ;

          (j) extending credit, making loans or becoming or acting as a surety, guarantor, endorser or accommodation endorser (or materially modifying any obligations relating to the foregoing), except in connection with negotiating checks or other instruments received by the Company (or any Subsidiary), except for immaterial amounts in the ordinary course of business [AND EXCEPT AS CONTEMPLATED BY THE PROVISIONS OF THE AGREEMENT THAT WILL REFLECT THE MEMORANDUM OF UNDERSTANDING];

          (k) selecting the Company's or any Subsidiary's accountants and independent auditors (unless such accountants or auditors are Ernst & Young); and approving financial statements prepared by the Company's or any Subsidiary's auditors;[NO CHANGE FROM EXISTING AGREEMENT]

          (l) making or agreeing to any material changes to the zoning of any Property; and approving the material terms and provisions of any material restrictive covenants or easement agreements (other than utility easements or other non-material easements necessary for the operation or development of a Property) or any material documents establishing a cooperative, condominium or similar association or related entity affecting any Property or any portion thereof; [PROVIDED THAT WCPT'S CONSENT SHALL NOT BE REQUIRED IF SUCH CHANGE IN ZONING RESULTS IN A HIGHER FLOOR AREA RATIO FOR SUCH PROPERTY OR IF THE CHANGE IN ZONING IS PART OF AN APPROVED BUSINESS PLAN OR IF ANY EASEMENT IS REQUIRED TO IMPLEMENT THE APPROVED BUSINESS PLAN];

          (m) [THIS PROVISIONS, WHICH GOVERNS FINANCING, ETC., WILL BE REVISED TO REFLECT THE MEMORANDUM OF UNDERSTANDING];

          (n) approving the admission to the Company of a successor or a New Member or removing any Member, designating or approving the classification of any new class of Membership Units issued to a New Member (and establishing the designations, preferences and relative, participating, optional or other special rights, powers and duties of each class of Membership Units) or approving the admission to any Subsidiary of a successor or an additional partner or member or other equity owner [PROVIDED, THAT, WITHOUT THE CONSENT OF WCPT, (I) THE COMPANY MAY ADMIT ONE OR MORE "MEZZANINE LENDERS" AS NEW MEMBERS OF THE COMPANY AND ISSUE ONE OR MORE NEW CLASSES OF MEMBERSHIP UNITS TO SUCH NEW MEMBER, AS LONG AS THE TERMS

                             Exhibit 10.104 Page 22

     OF SUCH MEMBERSHIP UNITS PROVIDE THE HOLDER THEREOF PRIOR TO A DEFAULT WITH ONLY THOSE VOTING/APPROVAL RIGHTS AS ARE CUSTOMARILY PROVIDED TO DEBT LENDERS OF INDEBTEDNESS, (II) THE COMPANY MAY ADMIT ONE OR MORE AFFILIATES OF THE WHITEHALL GROUP AS NEW MEMBERS AND (III) THE COMPANY MAY ADMIT ONE OR MORE EMPLOYEES OF NEW MANAGER AS NEW MEMBERS OF THE COMPANY AND ISSUE ONE OR MORE NEW CLASSES OF MEMBERSHIP UNITS TO SUCH NEW MEMBER, SO LONG AS
     (X) THE TERMS OF SUCH MEMBERSHIP UNITS DO NOT PROVIDE THE HOLDER THEREOF VOTING RIGHTS AND (Y) THE ISSUE PRICE OF SUCH MEMBERSHIP UNITS EQUALS OR EXCEEDS THE DEEMED VALUE PER MEMBERSHIP UNIT (EXCEPT THAT WHITEHALL MAY TRANSFER A PORTION OF ITS MEMBERSHIP UNITS TO SUCH EMPLOYEES AT ANY PRICE IT DEEMS APPROPRIATE);

          (o) terminating and dissolving the Company (or causing or consenting to any such action relating to a Subsidiary) except in accordance with
     Article X below [NO CHANGE FROM EXISTING AGREEMENT];

          (p) [THIS PROVISION WILL BE REVISED TO REFLECT THE MEMORANDUM OF UNDERSTANDING];

          (q) [PROVISIONS REGARDING MARKETING PLAN WILL BE DELETED]

          (r) [THIS PROVISION WILL BE REVISED TO REFLECT THE MEMORANDUM OF UNDERSTANDING]

          (s) [EXCEPT AS PROVIDED IN THE PROVISIONS OF THE AGREEMENT REFLECTING THE MEMORANDUM OF UNDERSTANDING AND] except approving or entering into an Extraordinary Transaction with respect to the Company or any Subsidiary or causing the Company (or any Subsidiary) to sell ownership interests or other securities in a public or private offering or otherwise (or taking any action which has substantially the same effect or commits the Company or any Subsidiary to do any of the foregoing);

          (t) taking any action or giving or withholding any consent, waiver or approval or exercising any right that requires the approval of the Management Committee pursuant to the terms of this Agreement; or

          (u) forming any subsidiary of the Company (other than those listed in Schedule 2.4B [AND WHOLLY OWNED SUBSIDIARIES]).

     The "Operational Decisions" are:

          (a) (i) terminating any lease covering premises greater than 25,000 square feet, (ii) executing or modifying any lease covering premises greater than 25,000 square feet if the Absolute Net Rent is less than 90% of the amount set forth in the Leasing Plan; PROVIDED, however, that the New Manager may terminate any lease (and bring eviction and legal proceedings against the tenant thereunder) where the tenant has defaulted in its rent payments or is otherwise in material default. [The term "Absolute Net Rent" shall mean, for any lease, the initial full service gross rent per square foot on

                             Exhibit 10.104 Page 23
     the effective date of such lease, minus (i) an amount equal to the initial operating expenses per square foot, minus (ii) an amount per square foot equal to (A) the present value of all free rent, commissions, tenant improvements and other deal-related costs as of the effective date of such lease per square foot at a discount rate of 11% per annum amortized over
     (B) number of years in the term of the lease at an interest rate of 11% per annum, plus (iv) an amount per square foot equal to (I) the sum of the present value of each rent increase per square foot during the term of such lease at a discount rate of 11% per annum amortized over (II) the number of years in the term of the lease at an interest rate of 11% per annum];

          (b) [INSURANCE PROGRAM WILL NOT REQUIRE APPROVAL, BUT THE WHITEHALL GROUP WILL USE REASONABLE EFFORTS TO OBTAIN A COMPETITIVE INSURANCE PROGRAM FOR THE PROPERTIES AND WILL AGREE THAT THE INSURANCE COSTS TO THE COMPANY WILL BE FAIRLY ALLOCATED AMONG THESE PROPERTIES AND OTHER PROPERTIES COVERED BY THE POLICY];

          (c) retaining legal counsel for the Company (or its Subsidiaries) [OTHER THAN COUNSEL SPECIFIED ON A PRE-AGREED LIST*] in connection with any major financing or other capital event (including a merger, combination or public offering of the Company); provided that local counsel may be retained without WCPT's consent;

          (d) taking any action in respect of any Property relating to environmental matters other than to obtain environmental studies and reports and conduct (or arrange for) evaluations and analyses thereof and other than to remediate any environmental contamination or other similar matters as required by law if the cost of such remediation would not exceed $500,000 [CROSS REFERENCE WCPT'S RIGHT TO CONSENT FOR ENVIRONMENTAL LIABILITIES IN EXCESS OF $250,000 FOR ANY SARACEN EXCHANGE ASSET];

          (e) settling an insurance claim or condemnation action involving a claim in excess of Five Hundred Thousand Dollars ($500,000) or which, when added to all other insurance or condemnation claims during a single calendar year, exceeds One Million Dollars ($1,000,000); provided that WCPT's consent shall not be required for settling the Pointview litigation claim if the amount of such settlement exceeds $1.5 million in excess of litigation and arbitrations costs;

          (f) unless required pursuant to the terms of any ground lease or mortgage encumbering any Property, deciding to use the proceeds of any casualty or condemnation to repair or rebuild in the case of material damage that affects more than 10% of the square footage of any improvements on such Property, or any part thereof, arising out of a casualty or condemnation (it being understood that New Manager may, without WCPT's consent, choose not to restore);

     ----------

* This list will include Sullivan & Cromwell; Robinson, Silverman, Pearce, Aronsohn & Berman LLP; Arent Fox Kintner Plotkin & Kahn; and Fried, Frank, Harris, Shriver & Jacobson as well as local counsel previously used by the Company or reasonably acceptable to WCPT.

                             Exhibit 10.104 Page 24

          (g) making any expenditure or incurring any cost or obligation which, when added to any other expenditure, cost or obligation of the Company (or its Subsidiaries, as the case may be), either exceeds the applicable Approved Budget applicable to the Budget Year when such expenditure was made or cost or obligation was incurred or exceeds any line items specified in such Approved Budget; PROVIDED, however, that the Manager may, without the approval of the Management Committee, make expenditures or incur obligations in excess of an Approved Budget if (i) the making of such expenditure or incurrence of such obligation either (1) was necessitated by the occurrence of an event which was not in the control of the Manager or
     (2) relates to a non-discretionary expenditure (e.g., taxes, utilities and insurance), (ii) such expenditure or obligation is within a 5% variance from the line item in question set forth in such Approved Budget (taking into account all other expenditures in excess of such line item during the same Budget Year not previously approved by the Management Committee) and the amount of all variances for such Budget Year (including the pending variance) would not exceed 5% of the total expenditures in the Approved Budget and (iii) such expenditure or obligation would not cause the applicable Property Loan, if any, to be in default [NO CHANGE FROM EXISTING AGREEMENT OTHER THAN TO IMPLEMENT THE DELEGATION OF AUTHORITY MEMO];

          (h) giving or withholding any consent, waiver or approval or exercising any right that the Company (or any Subsidiary) has the right to give, withhold or exercise under or with respect to the Organizational Document of any Subsidiary to the extent that the Management Committee would have the right to approve, consent or exercise rights hereunder regarding such matter [NO CHANGE FROM EXISTING AGREEMENT];

          (i) [EXCEPT FOR A MASTER ENVIRONMENTAL SERVICES AGREEMENT WITH ARCHON GROUP, L.P., NEW MANAGER WILL NOT BE PERMITTED TO ENTER INTO ANY PROPERTY MANAGEMENT, LEASING, DEVELOPMENT OR SIMILAR AGREEMENTS WITH ANY AFFILIATE OF THE WHITEHALL GROUP WITHOUT WCPT'S CONSENT].

          (j) Replacing any third party leasing, development and property management agreement in effect as of the date hereof or subsequent replacement with another third party if the terms of any such new agreement are less favorable to the Company than the existing terms of any such agreement.

          [THE LAST SENTENCE OF SECTION 3.4 OF THE OPERATING AGREEMENT SHALL BE DELETED.]

                             Exhibit 10.104 Page 25